Lithia Motors Schedules Release of Third Quarter 2011 Results

MEDFORD, OR -- (Marketwire - October 10, 2011) - Lithia Motors, Inc. (NYSE: LAD) today announced that its third quarter 2011 earnings will be released before the market opens on Wednesday, October 26, 2011. A conference call to discuss the earnings results is scheduled for the same day at 10:00 a.m. Eastern Time.

How to Participate
The conference call may be accessed by telephone at (877) 407-8029. To listen live on our website or for replay, visit Investor Relations on www.lithia.com and click on webcasts. A playback of the conference call will be available on October 26, 2011 through November 2, 2011 by calling 877-660-6853 (Conference ID: 379757).

About Lithia
Lithia Motors, Inc. is the ninth largest automotive retailer in the United States. Lithia sells 27 brands of new and all brands of used vehicles at 87 stores, which are located in 12 states. Lithia also arranges finance, warranty, and credit insurance contracts; and provides vehicle parts, maintenance, and repair services at all of its locations.

Sites
www.lithia.com
www.lithiacareers.com
www.assuredservice.com

Lithia Motors on Facebook
http://www.facebook.com/LithiaMotors

Lithia Motors on Twitter
http://twitter.com/lithiamotors

For additional information on Lithia Motors, contact
John North
VP Finance and Controller
(541) 618-5748